UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2006

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 20, 2006, we filed a prospectus supplement with the Securities and Exchange Commission related to a proposed public offering by TTWF LP, our controlling stockholder, of shares of our currently outstanding common stock. The prospectus supplement contains the following information regarding our estimated earnings for the first quarter of 2006:

While we have not finally determined our results of operations for the quarter ended March 31, 2006, we expect our fully diluted earnings for that quarter to be in the range of $0.75 to $0.78 per diluted share, which includes the negative effect of debt retirement costs of $0.25 per diluted share. This compares to $0.94 per diluted share for the first quarter of 2005 and $1.13 per diluted share for the fourth quarter of 2005. The first quarter 2006 results, when compared to the first quarter of 2005, are attributable primarily to higher margins for our products, partially offset by lower production volumes in some of our products.

Statements in this report contain “forward-looking” information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These estimates are subject to certain risks, uncertainties and assumptions, including the completion of our financial statements for the first quarter of 2006. Should our underlying assumptions prove incorrect, our actual results for the quarter ended March 31, 2006 could vary materially from those we have estimated above. Please see our filings with the Securities and Exchange Commission, including without limitation the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2005, for a discussion of other factors that may affect forward-looking information.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by us under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ John Daniel Gibbons
John Daniel Gibbons
Senior Vice President and Chief Financial Officer

Date: April 20, 2006